UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2009 (April 3, 2009)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name Or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 3, 2009, U-Store-It Trust (the “Company”) and U-Store-It, L.P. (the “Operating Partnership”) entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”) under which the Company may offer and sell up to 10,000,000 shares of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Shares”) from time to time in a controlled equity offering program with CF&Co acting as the Company’s agent and/or principal. Sales of the Shares, if any, under the program will depend upon market conditions and others factors to be determined by the Company and may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any Shares in the program, and may at any time suspend solicitation and offers under the program or terminate the program. The compensation payable to CF&Co for sales of the Shares sold pursuant to the Sales Agreement shall be equal to up to three percent (3.0%) of the gross sales price per common share for any Shares sold under the Sales Agreement.

A prospectus supplement relating to the Shares will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

1.1	Sales Agreement dated April 3, 2009, among the Company, the Operating Partnership and Cantor Fitzgerald & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST
Date: April 3, 2009
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Sales Agreement dated April 3, 2009, among the Company, the Operating Partnership and Cantor Fitzgerald & Co.